SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2011

BNC BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1226 Eastchester Drive
High Point, North Carolina 27265
(Address of principal executive offices)

(336) 476-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of the Company was held on May 17, 2011.  A brief description of each matter submitted to a vote of the shareholders at the annual meeting and, for each matter, the number of votes cast in favor, against or withheld and, where applicable, the number of abstentions and the number of broker non-votes are set forth below.  Each matter was approved by the requisite vote of the Company’s shareholders.  A more complete description of each matter is set forth in the Company’s proxy statement for the annual meeting.

1.
Election of Larry L. Callahan, Joseph M. Coltrane, Jr., Richard F. Wood and G. Kennedy Thompson to serve on the Company’s Board of Directors until the 2014 annual meeting of shareholders or until their successors are duly elected and qualified.

Nominee	Shares Voted in Favor	Shares Withheld	Broker Non-Votes

Larry L. Callahan	5,238,085	33,697	1,713,694

Joseph M. Coltrane, Jr.	5,253,932	17,850	1,713,694

Richard F. Wood	5,252,620	19,162	1,713,694

G. Kennedy Thompson	5,025,036	246,746	1,713,694

2.	Approval of the compensation of the Company’s executive officers.

Shares Voted in Favor	Shares Voted Against	Shares Abstaining

4,949,203	198,669	123,909

3.	Ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Shares Voted in Favor	Shares Voted Against	Shares Abstaining

6,960,061	9,454	15,961

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2011

BNC BANCORP

	By:	/s/ David B. Spencer
David B. Spencer
Executive Vice President &
Chief Financial Officer
(Principal Accounting Officer)

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